Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, D.C. 20037 O +1 202 457 6000 F +1 202 457 6315 squirepattonboggs.com

May 29, 2018

Board of Directors
Learning Tree International, Inc.
13650 Dulles Technology Drive, Suite 400
Herndon, Virginia 20171

Re:	Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Learning Tree International, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on the date hereof relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 900,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), of which (i) 600,000 shares are authorized for issuance pursuant to the Learning Tree International, Inc. 2018 Equity Incentive Plan (the “Plan Shares”) and (ii) 300,000 shares (the “Underlying Shares”) are being registered in the event of exercise of non-qualified stock options that were granted pursuant to non-qualified stock option Award Agreements, dated October 7, 2015 and October 26, 2015 (“Non-Qualified Option Agreements”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination and in rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, and the conformity to authentic originals of all documents submitted to us as copies. Insofar as this opinion relates to Plan Shares and Underlying Shares to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of issuance are the same as such laws, rules and regulations in effect as of the date hereof. We have also assumed that the Plan Shares and Underlying Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Plan Shares and the Underlying Shares, that there will be no changes in the documents we have examined, that all Plan Shares and Underlying Shares will be issued in the manner stated in the Registration Statement, that the Company’s Board of Directors, or a duly authorized committee thereof, will take all necessary corporate action, including under the terms of the 2018 Equity Incentive Plan, to authorize and approve the issuance of Plan Shares and that, at all times prior to the issuance of the Plan Shares and the Underlying Shares, the Company will maintain a sufficient number of authorized but unissued shares of Common Stock available for issuance.

Squire Patton Boggs (US) LLP

Based upon, subject to and limited by the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Plan Shares and Underlying Shares, when issued, delivered and paid for in accordance with the terms of the 2018 Equity Incentive Plan and the Non-Qualified Option Agreements, as applicable will be validly issued, fully paid and non-assessable. Our opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinion contained herein to reflect any facts or circumstances, which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

/s/ Squire Patton Boggs (US) LLP

SQUIRE PATTON BOGGS (US) LLP

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